Exhibit 99.1

ADM Reports Fourth Quarter Earnings of $0.55 per Share,
$0.88 per Share on an Adjusted Basis
•Net earnings of $315 million
•Trailing four-quarter adjusted ROIC of 8.3 percent, 200 bps over annual WACC
•Strategic actions positioning company for continued growth in 2019

CHICAGO, February 5, 2019—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended December 31, 2018.

“Our team executed well, delivering strong year-over-year profit growth in the fourth quarter,” said Chairman and CEO Juan Luciano. “Looking back on the full year, the team did a great job focusing on the items we could control, as we continued innovating to serve customer needs and advancing our strategic priorities. Our effective management through complicated and rapidly changing trade, geopolitical and market conditions helped deliver an impressively strong 2018 that included solid profit growth, improved returns on invested capital and higher cash flows.

“We will continue working to deliver shareholder value in 2019 by vigorously executing our strategy, including aggressively working to improve execution in select businesses, accelerating our Readiness efforts to deliver increasing value, and harvesting the contributions from our acquisitions and organic growth investments. By continuing to pull the levers under our control, we are positioning ourselves to grow profits and returns in 2019 and beyond.”

Fourth Quarter 2018 Highlights

	2018	2017
	(Amounts in millions except per share data)
Earnings per share (as reported)	$0.55	$1.39
Adjusted earnings per share[1]	$0.88	$0.82

Segment operating profit	$786	$733
Adjusted segment operating profit[1]	$860	$793
Origination	183	261
Oilseeds	432	201
Carbohydrate Solutions	197	285
Nutrition	62	73
Other	(14)	(27)

•
EPS as reported of $0.55 includes a $0.02 per share loss related to the sale of businesses and assets, a $0.35 per share charge related to asset impairment, restructuring and settlement charges, a $0.01 per share charge related to acquisition expenses, and a $0.05 per share tax benefit related to the U.S. tax reform and certain discrete items. Adjusted EPS, which excludes these items, was $0.88.[1]

1 Non-GAAP financial measures; see pages 4, 9, 10, and 11 for explanations and reconciliations, including after-tax amounts.

Results of Operations

Origination results were down versus the fourth quarter of 2017.

•
Merchandising and Handling results were lower than the prior-year period, which included significant insurance settlements and other income. North American results benefited from wheat basis gains due to strong carries, as well as solid execution that drove improvements in export margins and comparable year-over-year export volumes, despite the extremely small volume of U.S. soybean exports to China. North American exports of corn, and soybeans to markets outside of China, were higher. Global Trade benefited from good execution in origination and destination marketing, as well as an intra-company insurance settlement, offset by timing losses in ocean freight hedges, which are expected to reverse.

•	Transportation results benefited from improved freight rates, offset by increased operating costs.

Oilseeds results were more than double the prior-year period.

•
Crushing and Origination results were up significantly year over year, as the business continued to leverage its global asset footprint to capitalize on solid demand for soybean meal and strong crush margins.

•
Refining, Packaging, Biodiesel and Other was up on strong biodiesel volumes and margins as well as higher year-over-year results from food oils, partially offset by challenging market conditions in nut processing.

•	Asia was higher on strong Wilmar results.

Carbohydrate Solutions results were lower than the year-ago quarter.

•
In Starches and Sweeteners, North American volumes remained solid. Results were driven by lower margins and sales in EMEA; higher costs in North American liquid sweeteners, in part due to lower production rates at the Decatur complex; and lower co-product income.

•
Bioproducts results were lower than the fourth quarter of 2017, when trading results were very strong. Ethanol margins and volumes were down in a continued weak industry pricing and margin environment.

Nutrition results were down versus the prior-year period.

•
WFSI results were higher year over year, with sales up 14 percent versus the prior-year quarter on a constant currency basis. Recent acquisitions in WILD and Health & Wellness, along with strong demand for lecithin, also contributed to higher results.

•	Animal Nutrition results were significantly lower, driven primarily by continued production issues that compressed margins in amino acids, including lysine.

Other results were negative, but improved versus the prior-year period, which included significant insurance settlements.

•	Current-quarter results were driven by an intra-company insurance settlement relating to sorghum shipments in early 2018, as well as other underwriting losses.

•	ADM Investor Services results were up year over year.

Other Items of Note
ADM made changes to its segment reporting in the first quarter of 2018 to reflect the company’s new operating structure. To assist in reconciling the new segment results to the prior presentation, the table on page 11 provides financial information under the historical segmentation.

As additional information to help clarify underlying business performance, the table on page nine includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $786 million for the quarter includes losses of $8 million ($0.02 per share) related to the sale of businesses and assets, as well as a $66 million charge ($0.10 per share) related to asset impairment, restructuring, and settlement charges.

In Corporate results, unallocated corporate costs for the quarter increased principally due to performance-related compensation accruals and Readiness-related costs. Other charges for the quarter in Corporate improved due to better results from the company’s investment in Compagnie Industrielle et Financiere des Produits Amylaces SA (CIP).

Corporate results also include asset impairment and restructuring charges of $67 million ($0.09 per share), a non-cash pension settlement charge of $117 million ($0.16 per share), and acquisition-related expenses of $12 million ($0.01 per share).

The effective tax rate for the full year 2018 was approximately 12 percent, and includes the effects of U.S. tax reform and the 2017 biodiesel tax credit recorded in the first quarter along with certain discrete tax items netting to a favorable $74 million. The effective tax rate for the fourth quarter of 2018 was a positive 2 percent and reflects a favorable change in the geographic mix of 2018 pretax earnings compared to estimates earlier in the year and certain discrete tax items recorded during the quarter netting to a favorable $35 million. The effective tax rate for the fourth quarter in the prior year reflects the initial implementation of U.S. tax reform.

Conference Call Information
ADM will host a webcast on February 5, 2019, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the webcast or to download the slide presentation, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of the above statements constitute forward-looking statements. These statements are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM
For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. At the end of 2018, we were one of the world’s largest agricultural processors and food ingredient providers, with approximately 32,000 employees serving customers in more than 170 countries. With a global value chain that includes approximately 450 crop procurement locations, 270 food and feed ingredient manufacturing facilities, 46 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations	Investor Relations
Jackie Anderson	Victoria de la Huerga
312-634-8484	312-634-8457

Financial Tables Follow

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP measure) and Corporate Results
(unaudited)

	Quarter ended December 31			Year ended December 31
(In millions)	2018	2017	Change	2018	2017	Change

Segment Operating Profit	$786	$733	$53	$3,273	$2,536	$737
Specified items:
(Gains) losses on sales of assets and businesses	8	(2)	10	(13)	(22)	9
Impairment, restructuring, and settlement charges	66	62	4	102	160	(58)
Hedge timing effects	—	—	—	—	(4)	4
Adjusted Segment Operating Profit	$860	$793	$67	$3,362	$2,670	$692

Origination	$183	$261	$(78)	$546	$404	$142
Merchandising and handling	149	224	(75)	442	318	124
Transportation	34	37	(3)	104	86	18

Oilseeds	$432	$201	$231	$1,474	$825	$649
Crushing and origination	255	45	210	748	237	511
Refining, packaging, biodiesel, and other	75	63	12	383	259	124
Asia	102	93	9	343	329	14

Carbohydrate Solutions	$197	$285	$(88)	$945	$1,078	$(133)
Starches and sweeteners	195	225	(30)	894	930	(36)
Bioproducts	2	60	(58)	51	148	(97)

Nutrition	$62	$73	$(11)	$339	$312	$27
WFSI	59	56	3	318	279	39
Animal Nutrition	3	17	(14)	21	33	(12)

Other	$(14)	$(27)	$13	$58	$51	$7

Segment Operating Profit	$786	$733	$53	$3,273	$2,536	$737

Corporate Results	$(474)	$(190)	$(284)	$(1,213)	$(927)	$(286)

Interest expense - net	(85)	(78)	(7)	(321)	(310)	(11)
Unallocated corporate costs	(173)	(94)	(79)	(660)	(470)	(190)
Other charges	(24)	(9)	(15)	(52)	(84)	32
Specified items:
LIFO credit (charge)	4	(2)	6	18	2	16
Expenses related to acquisitions	(12)	—	(12)	(8)	—	(8)
Loss on debt extinguishment	—	—	—	—	(11)	11
Impairment, restructuring and settlement charges	(184)	(7)	(177)	(190)	(54)	(136)
Earnings Before Income Taxes	$312	$543	$(231)	$2,060	$1,609	$451

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP measure, is segment operating profit excluding specified items and timing effects. Timing effects relate to hedge ineffectiveness and mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and significant timing effects. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended December 31		Year ended December 31
	2018	2017	2018	2017
	(in millions, except per share amounts)

Revenues	$15,947	$16,070	$64,341	$60,828
Cost of products sold (1)	14,894	15,128	60,160	57,310
Gross profit	1,053	942	4,181	3,518
Selling, general, and administrative expenses (2)	558	459	2,165	1,978
Asset impairment, exit, and restructuring costs (3)	130	33	171	173
Equity in (earnings) losses of unconsolidated affiliates	(140)	(129)	(518)	(456)
Interest income	(47)	(31)	(162)	(106)
Interest expense	97	84	364	330
Other (income) expense - net (4,5,6)	143	(17)	101	(10)
Earnings before income taxes	312	543	2,060	1,609
Income tax expense (7)	(5)	(249)	245	7
Net earnings including noncontrolling interests	317	792	1,815	1,602

Less: Net earnings (losses) attributable to noncontrolling interests	2	4	5	7
Net earnings attributable to ADM	$315	$788	$1,810	$1,595

Diluted earnings per common share	$0.55	$1.39	$3.19	$2.79

Average number of shares outstanding	567	565	567	572

(1) Includes a charge (credit) related to changes in the Company’s LIFO reserves of ($4 million) and ($18 million) in the current quarter and YTD, respectively, and $2 million and ($2 million) in the prior quarter and YTD, respectively.

(2) Includes acquisition-related expenses of $4 million in the current quarter and YTD.

(3) Includes charges related to impairment of certain assets and restructuring charges of $130 million and $171 million in the current quarter and YTD, respectively, and $33 million and $173 million in the prior quarter and YTD, respectively.

(4) Includes current quarter losses of $8 million primarily related to the sale of an asset and a business, current YTD net gains of $13 million related to the sale of businesses and assets, prior quarter gains of $2 million related to an adjustment of the proceeds of the 2015 sale of the cocoa business, and prior YTD gains related to the sale of the crop risk services business ($77 million) and the sale of an asset ($6 million), partially offset by an adjustment of the proceeds of the 2015 sale of the cocoa business of $61 million.

(5) Includes settlement charges of $120 million and $121 million primarily related to pension liabilities in the current quarter and YTD, respectively, a settlement charge of $36 million in the prior quarter and a debt extinguishment charge of $11 million related to the early redemption of the Company’s $559 million notes due on March 15, 2018 and a settlement charge of $41 million in the prior YTD.

(6) Includes current quarter and YTD losses on foreign currency derivative contracts to economically hedge certain transactions of $8 million and $4 million, respectively,.

(7) Includes the tax expense (benefit) impact of the above specified items, tax discrete items, and true-up adjustments totaling ($86 million) and ($97 million) in the current quarter and YTD, respectively, and ($15 million) and ($28 million) in the prior quarter and YTD, respectively. The prior quarter and YTD also includes a $379 million tax benefit related to the enactment of the Tax Cuts and Jobs Act.

Summary of Financial Condition
(unaudited)

	December 31, 2018	December 31, 2017
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$1,997	$804
Short-term marketable securities (a)	6	—
Operating working capital (b)	7,499	7,421
Property, plant, and equipment	9,953	10,138
Investments in and advances to affiliates	5,317	5,088
Long-term marketable securities	7	92
Goodwill and other intangibles	4,041	3,918
Other non-current assets	927	802
	$29,747	$28,263
Financed By
Short-term debt (b)	$108	$857
Long-term debt, including current maturities (b)	8,280	6,636
Deferred liabilities	2,314	2,395
Temporary equity	49	53
Shareholders’ equity	18,996	18,322
	$29,747	$28,263

(a)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

(b)	Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

Summary of Cash Flows
(unaudited)

	Year ended December 31
	2018	2017
	(in millions)
Operating Activities
Net earnings	$1,815	$1,602
Depreciation and amortization	941	924
Asset impairment charges	142	101
Gains on sales of assets	(43)	(80)
Other - net	(183)	(652)
Change in deferred consideration in securitized receivables(a)	(7,838)	(8,177)
Other changes in operating assets and liabilities	382	316
Total Operating Activities	(4,784)	(5,966)

Investing Activities
Purchases of property, plant and equipment	(842)	(1,049)
Net assets of businesses acquired	(464)	(187)
Proceeds from sale of business/assets	191	195
Investments in retained interest in securitized receivables(a)	(6,957)	(4,306)
Proceeds from retained interest in securitized receivables(a)	14,795	12,483
Marketable securities - net	13	447
Investments in and advances to affiliates	(157)	(280)
Other investing activities	3	(12)
Total Investing Activities	6,582	7,291

Financing Activities
Long-term debt borrowings	1,762	532
Long-term debt payments	(30)	(835)
Net borrowings (payments) under lines of credit	(743)	685
Share repurchases	(77)	(750)
Cash dividends	(758)	(730)
Other	33	70
Total Financing Activities	187	(1,028)

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	1,985	297
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	1,858	1,561
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$3,843	$1,858

(a) Cash flows related to the Company’s retained interest in securitized receivables as required by ASU 2016-15 which took effect January 1, 2018. Prior period amounts have been restated to conform to the current presentation.

Segment Operating Analysis
(unaudited)

	Quarter ended December 31		Year ended December 31
	2018	2017	2018	2017
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	9,005	9,131	36,308	34,733
Corn	5,635	5,849	22,343	22,700
Total processed volumes	14,640	14,980	58,651	57,433

	Quarter ended December 31		Year ended December 31
	2018	2017	2018	2017
	(in millions)
Revenues
Origination	$6,389	$6,972	$25,060	$24,124
Oilseeds	6,071	5,375	24,831	22,388
Carbohydrate Solutions	2,497	2,779	10,279	10,406
Nutrition	900	850	3,790	3,523
Other	90	94	381	387
Total revenues	$15,947	$16,070	$64,341	$60,828

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended December 31				Year ended December 31
	2018		2017		2018		2017
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$315	$0.55	$788	$1.39	$1,810	$3.19	$1,595	$2.79
Adjustments:
LIFO charge (credit) (a)	(3)	—	1	—	(14)	(0.02)	(1)	—
Losses (gains) on sales of assets and businesses (b)	7	0.02	(2)	—	(13)	(0.02)	10	0.02
Asset impairment, restructuring, and settlement charges (c)	196	0.35	46	0.08	226	0.40	144	0.25
Loss on debt extinguishment (d)	—	—	—	—	—	—	7	0.01
Expenses related to acquisitions (e)	9	0.01	—	—	6	0.01	—	—
Tax adjustment (f)	(29)	(0.05)	(370)	(0.65)	(33)	(0.06)	(366)	(0.64)
Sub-total adjustments	180	0.33	(325)	(0.57)	172	0.31	(206)	(0.36)
Adjusted net earnings and adjusted EPS	$495	$0.88	$463	$0.82	$1,982	$3.50	$1,389	$2.43

(a)
Current quarter and YTD changes in the Company’s LIFO reserves of $4 million and $18 million pretax, respectively ($3 million and $14 million after tax, respectively), tax effected using the Company’s U.S. income tax rate. Prior quarter and YTD changes in the Company’s LIFO reserves of $2 million and ($2 million) pretax, respectively ($1 million and ($1 million) after tax, respectively), tax effected using the Company’s U.S. income tax rate.

(b)
Current quarter losses of $8 million pretax ($7 million after tax) primarily related to the sale of an asset and a business and current YTD net gains of $13 million pretax ($13 million after tax) related to the sale of businesses and assets, tax effected using the applicable tax rates. Prior quarter gains of $2 million pretax ($2 million after tax) related to an adjustment of the proceeds of the 2015 sale of the cocoa business and a gain on sale of asset, tax effected using the applicable tax rate. Prior YTD gain of $22 million pretax ($10 million loss after tax) related to the sale of the crop risk services business partially offset by an adjustment of the proceeds of the 2015 sale of the cocoa business, tax effected using the applicable tax rates.

(c)
Current quarter and YTD charges of $250 million pretax ($196 million after tax) and $292 million pretax ($226 million after tax), respectively, related to pension settlement, impairment of certain assets, restructuring, and other settlement charges, tax effected using the applicable tax rates. Prior quarter charges of $69 million pretax ($46 million after tax) primarily consisted of a settlement charge and several individually insignificant asset impairments and restructuring charges, tax effected using the applicable tax rates. Prior year to date charges of $214 million pretax ($144 million after tax) primarily consisted of the reconfiguration of the Company’s Peoria, Illinois ethanol complex, restructuring charges related to the reduction of certain positions within the Company’s global workforce, settlement charges, and several individually insignificant asset impairments and restructuring charges, tax effected using the applicable tax rates.

(d)	Debt extinguishment charge of $11 million pretax ($7 million after tax) related to the early redemption of the Company’s $559 million notes due on March 15, 2018.

(e)
Current quarter and YTD acquisition adjustment of $12 million pretax ($9 million after tax) and $8 million pretax ($6 million after tax), respectively, related to acquisition expenses and net losses on foreign currency derivative contracts to economically hedge certain acquisitions.

(f)
Tax adjustment due to changes in the provisional tax amount related to the enactment of the Tax Cuts and Jobs Act and certain discrete items totaling $29 million in the current quarter and $33 million YTD. Tax adjustments in the prior quarter and YTD related to the enactment of the Tax Cuts and Jobs Act totaling $379 million and certain out of period discrete items consisting of valuation allowances, deferred tax re-rates, and changes in assertion totaling $9 million and $13 million in the current quarter and year to date, respectively.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Mar. 31, 2018	June 30, 2018	Sep. 30, 2018	Dec. 31, 2018	Dec. 31, 2018

Net earnings attributable to ADM	$393	$566	$536	$315	$1,810
Adjustments:
Interest expense	91	89	87	97	364
LIFO	(8)	(13)	7	(4)	(18)
Other adjustments (3)	2	31	(20)	241	254
Total adjustments	85	107	74	334	600
Tax on adjustments	(24)	(26)	(21)	(80)	(151)
Net adjustments	61	81	53	254	449
Total Adjusted ROIC Earnings	$454	$647	$589	$569	$2,259

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Mar. 31, 2018	June 30, 2018	Sep. 30, 2018	Dec. 31, 2018	Quarter Average

Equity (1)	$18,732	$18,710	$18,987	$18,981	$18,853
+ Interest-bearing liabilities (2)	9,000	7,630	7,857	8,392	8,220
+ LIFO adjustment (net of tax)	49	39	44	41	43
Other adjustments (3)	(2)	23	(18)	183	47
Total Adjusted Invested Capital	$27,779	$26,402	$26,870	$27,597	$27,163

Adjusted Return on Invested Capital					8.3%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, capital lease obligations, and long-term debt
(3) Includes the impact of U.S. tax reform

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP measure) as Currently Reported vs Previous Segments
(unaudited)

		Quarter ended December 31, 2018		Year ended December 31, 2018
As Currently Reported	Pro Forma	As Currently Reported	Pro Forma	As Currently Reported	Pro Forma
		(In millions)
Segment Operating Profit	Segment Operating Profit	$786	$786	$3,273	$3,273
Specified items:	Specified items:
(Gains) losses on sales of assets and businesses	(Gains) losses on sales of assets and businesses	8	8	(13)	(13)
Impairment and restructuring charges	Impairment and restructuring charges	66	66	102	102
Adjusted Segment Operating Profit	Adjusted Segment Operating Profit	$860	$860	$3,362	$3,362

Origination	Agricultural Services	$183	$226	$546	$743
Merchandising and handling	Merchandising and handling	149	140	442	414
Transportation	Transportation	34	34	104	104
	Milling and Other	—	52	—	225

Oilseeds	Oilseeds	$432	$429	$1,474	$1,487
Crushing and origination	Crushing and origination	255	255	748	751
Refining, packaging, biodiesel, & other	Refining, packaging, biodiesel, & other	75	72	383	392
Asia	Asia	102	102	343	344

Carbohydrate Solutions	Corn Processing	$197	$165	$945	$763
Starches and sweeteners	Sweeteners and Starches	195	152	894	693
Bioproducts	Bioproducts	2	13	51	70

Nutrition	Wild Flavors & Specialty Ingredients	$62	$54	$339	$311
WFSI	Wild Flavors & Specialty Ingredients	59	54	318	311
Animal Nutrition		3	—	21	—

Other	Other	$(14)	$(14)	$58	$58

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP measure, is segment operating profit excluding specified items and timing effects. Timing effects relate to hedge ineffectiveness and mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and significant timing effects. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.